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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 24, 2002

                                MICROISLET, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                       0-27035                 88-0408274
(State or other jurisdiction    (Commission File Number)      (IRS Employer
    of incorporation)                                     Identification Number)

       6540 Lusk Blvd., Suite C250                                92121
             San Diego, CA
(Address of principal executive offices)                        (Zip Code)



               Registrant's telephone number, including area code:
                                 (858) 657-0287


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The Registrant hereby files its amended Form 8-K/A, reflecting changes to the
Form 8-K originally filed with the Securities and Exchange Commission on April 29, 2002.

Item 1.  Changes in Control of Registrant

(a) In connection with the acquisition described in Item 2 below, a change in control of the Registrant occurred. Control was acquired by the former stockholders of MicroIslet, Inc., a Delaware corporation ("MSLT Delaware"), who upon closing of the merger described below, acquired 85% of the post-closing common shares of the Registrant. Previously, the Registrant had been controlled by the Don and Bonnie Saunders Trust, which beneficially owned 74.8% of the outstanding voting shares of the Registrant. In addition, the sole director of the Registrant resigned effective upon the close of business on April 24, 2002, and was replaced by a four-member board of directors consisting of John F. Steel IV, Haro Hartounian, Ph.D, Robert W. Anderson, M.D. and James R. Gavin III, M.D., Ph.D. Certain biographical information concerning these individuals is contained in the Registrant's Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, filed with the Commission on April 15, 2002.

(b) Not applicable.

Item 2. Acquisition or Disposition of Assets

On April 24, 2002, the Registrant acquired MSLT Delaware through a merger of the Registrant's newly-formed, wholly-owned subsidiary with MSLT Delaware (the "Merger"). MSLT Delaware's stockholders were issued a total of 19,215,522 shares of the Registrant's authorized but unissued common stock, representing 85% of the post-Merger outstanding shares of the Registrant. In the Merger, MSLT Delaware common shares were exchanged on a one-for-one basis for the Registrant's common shares, and MSLT Delaware's Series A Preferred shares were exchanged on a 15.627538-for-one basis for the Registrant's common shares.

Two individuals who were affiliates of the Registrant are also affiliates of American Securities & Investment Company ("ASI"), which served as the placement agent for a private offering of securities by MSLT Delaware which closed simultaneously with the Merger. Both Thomas K. Russell, the Registrant's former President and Chairman, and Donald G. Saunders, who was the beneficial owner of 74.8% of the Registrant's issued and outstanding common stock pre-Merger, are also principal shareholders of ASI. Mark C. Russell, the brother of Thomas K. Russell, is also a principal shareholder of ASI. Certain trusts affiliated with Mr. Saunders subscribed for 175,000 MSLT Delaware shares ($1,050,000 gross proceeds) in the private offering. 52,500 of such shares ($315,000 gross proceeds) were purchased by Mr. Saunders as a nominee for a company affiliated with Thomas K. Russell and Mark C. Russell. These investments were on the same terms as all other investments in the private offering. ASI received commissions equal to ten percent of the approximately $4 million in gross offering proceeds, and in connection with the Merger, received an investment banking fee of $200,000 plus 33,334 ALD common shares.

MSLT Delaware is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for patients with insulin-dependent diabetes. MSLT Delaware has licensed several technologies from Duke University Medical Center developed over the last decade for the isolation, culture, storage, and encapsulation (microencapsulation) of insulin-producing islet cells from porcine sources. These proprietary methods are among advances in the field of transplantation that may enable diabetic patients to become free from insulin injections. MSLT Delaware's ultimate goal is to offer a solution towards a cure for diabetes worldwide.

Item 7.  Financial Statements, Pro Forma Financial Information And Exhibits

(a)      Financial statements of businesses acquired.

                  The financial statements of the business to be acquired, MSLT Delaware, required by this item are contained in the financial statements and footnotes thereto listed on Exhibit 99.1 and incorporated by reference herein.

(b)      Pro forma financial information.

                  The pro forma financial information required by this item are contained in the financial statements and footnotes thereto listed on Exhibit
99.1 and incorporated by reference herein.

(c)      Exhibits.

                  2.1      Merger Agreement and Plan of Reorganization*

                  99.1 MSLT Delaware Financial Statements and related notes for the years ended December 31, 2001 and 2000 and for the period from August 21, 1998 (inception) to December 31, 2001

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                  * Previously filed as an exhibit to the Form 8-K filed on
                  April 29, 2002.



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MICROISLET , INC.



By:     /s/ John F. Steel IV
   -------------------------

John F. Steel IV
Chairman and Chief Executive Officer




Date: July 8, 2002